Exhibit 31.2
CERTIFICATION
I, Daniel J. Blount certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q/A of Graphic Packaging Holding Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ DANIEL J. BLOUNT
Daniel J. Blount
Senior Vice President and Chief Financial Officer (Principal Financial Officer) August 28, 2009